UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 13, 2017 (September 12, 2017)

GASTAR EXPLORATION INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-35211	38-3531640
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
1331 LAMAR STREET, SUITE 650
HOUSTON, TEXAS 77010
(Address of principal executive offices)

(713) 739-1800

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Offiers; Compensatory Arrangements of Certain Officers.

On September 12, 2017, the board of directors of Gastar Exploration Inc. (the “Company”) approved the adoption of an amendment (the “Fourth COC Severance Plan Amendment”) to the Amended and Restated Gastar Exploration Inc. Employee Change of Control Severance Plan, as previously amended (the “Plan”). The Fourth COC Severance Plan Amendment corrects an inadvertent and unintentional change to the target bonus component of the change of control severance payment formula under the Plan made in the third amendment to the Plan, which was adopted on March 10, 2015. Pursuant to the Fourth COC Severance Plan Amendment, the target bonus component of the change of control severance payment formula under the Plan is increased to 65% for the Company’s Vice Presidents and 30% for the Company’s Directors (the target bonus amounts in effect under the Plan prior to the third amendment). A copy of the Fourth COC Severance Plan Amendment is filed herewith as Exhibit 10.1.

SECTION 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

The following is a list of exhibits furnished as part of this Form 8-K:

Exhibit No.	Description of Document
10.1	Fourth Amendment to Amended and Restated Gastar Exploration Inc. Employee Change of Control Severance Plan, dated September 12, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 13, 2017	GASTAR EXPLORATION INC.

	By:	/s/ J. Russell Porter
J. Russell Porter
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Document
10.1	Fourth Amendment to Amended and Restated Gastar Exploration Inc. Employee Change of Control Severance Plan, dated September 12, 2017.